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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                         DATE OF REPORT: AUGUST 9, 1999
                 DATE OF EARLIEST EVENT REPORTED: AUGUST 3, 1999


                           SANTA FE SNYDER CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                           1-7667                               36-2722169
(STATE OR OTHER JURISDICTION           (COMMISSION FILE NO.)          (I.R.S. EMPLOYER IDENTIFICATION NO.)
       OF INCORPORATION)
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                                   840 GESSNER
                                   SUITE 1400
                              HOUSTON, TEXAS 77024
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


                                 (713) 507-5000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)




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ITEM 5. OTHER EVENTS.

         On August 3, 1999, Santa Fe Snyder Corporation (the "Company") entered into an Underwriting Agreement with Goldman, Sachs & Co. and Credit Suisse First
Boston Corporation as representatives of the several underwriters pursuant to which the Company issued 12,650,000 shares (the "Shares") of its common stock, $.01 par value. The net proceeds from the sale of the Shares were approximately
$108 million, and will be used by the Company to finance a portion of a property acquisition from Shell Deepwater Development, Inc., a subsidiary of Shell Oil Company, which is expected to close in August 1999. Pending such use of the proceeds from the offering of the Shares, the Company will reduce outstanding borrowings under its credit facility.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (c) EXHIBITS.

         Exhibit
         Number               Description
         ------               -----------

           1.1        Underwriting Agreement dated August 3, 1999

           1.2        Pricing Agrement dated August 3, 1999

           5.1 Opinion of Andrews & Kurth L.L.P. as to the legality of the securities being registered.

           23.1       Consent of Andrews & Kurth L.L.P. (included in
                      Exhibit 5.1)





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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            SANTA FE SNYDER CORPORATION



                                            By: /s/ MARK A. OLDER
                                               -------------------------------
                                                 Mark A. Older
                                                 Corporate Secretary

Date: August 9, 1999



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                                INDEX TO EXHIBITS

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
         Exhibit
         Number               Description
         ------               -----------

           1.1        Underwriting Agreement dated August 3, 1999

           1.2        Pricing Agrement dated August 3, 1999

           5.1 Opinion of Andrews & Kurth L.L.P. as to the legality of the securities being registered.

           23.1       Consent of Andrews & Kurth L.L.P. (included in
                      Exhibit 5.1)

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